UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2026

CONEXEU SCIENCES INC.
(Exact name of registrant as specified in its charter)

Nevada	001-43283	33-4814282
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 West Liberty Street, Suite 880,
 Reno, Nevada, United States 89501
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (424) 333-5622

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	CNXU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

__________

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sale of Equity Securities

Exercise of Common Stock Purchase Warrants and Warrant Exercise Incentive Program

On June 4, 2026, Conexeu Sciences Inc. (the "Registrant" or the "Company") issued 416,667 shares of common stock (the "Warrant Shares"), upon the exercise of a like number of issued and outstanding common stock purchase warrants (the "Warrants"), for gross proceeds of approximately $166,667. The Company intends to use the proceeds for general working capital purposes.

The Warrants were subject to a warrant exercise incentive program (the "Incentive Program") adopted by the Company with effect from October 31, 2025, in order to encourage the early exercise of up to 5,733,226 of the Company's outstanding common stock purchase warrants (the "Program Warrants").

Pursuant to the Incentive Program, the Company has offered as an inducement to each Program Warrant holder who exercises a Program Warrant not later than 4:00 p.m. Pacific time on June 30, 2026, one additional transferable common stock purchase warrant (each, an "Incentive Warrant") for each Program Warrant exercised.  Each Incentive Warrant will entitle the holder thereof to purchase one additional share of common stock of the Company (each, an "Additional Warrant Share") for a period of 36 months from the date of issuance of such Incentive Warrant, at an exercise price of $2.30 per Additional Warrant Share.

On June 4, 2026, 416,667 Incentive Warrants were issued to the one Warrant holder. Following exercise of the Warrants, a total of 410,338 Program Warrants remain outstanding.

Subsequent to the exercise of the Warrants, there were 26,658,330 shares of common stock outstanding.

The Warrant Shares and Incentive Warrants were issued upon exercise of the Warrants in transactions exempt from the registration requirements of the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), in reliance on the exclusion from the registration requirements of the U.S. Securities Act provided by Rule 903(b) of Regulation S thereunder to the non-U.S. person.

The holder of the Program Warrants is among the selling security holders identified in the Registrant's registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the "SEC") pursuant to the U.S. Securities Act on November 28, 2025 (as amended, the "Registration Statement"), and declared effective by the SEC on May 11, 2026 (SEC File No. 333-291845).  The Warrant Shares have been registered for resale pursuant to the Registration Statement.

The Additional Warrant Shares underlying the Incentive Warrants have not been and will not be registered under the U.S. Securities Act, or any state securities laws, and will only be issuable upon exercise of the Incentive Warrants in transactions that are exempt or excluded from the registration requirements of the U.S. Securities Act and applicable state securities laws.

Exercise of Performance Warrants

On June 8, 2026, the Company issued 100,000 shares of common stock (the "Performance Warrant Shares") at a price of $0.001 per share upon the exercise of a like number of issued and outstanding performance common stock purchase warrants (the "Performance Warrants"), for gross proceeds of $100. The Company relied upon the exemption from the registration requirements of the U.S. Securities Act provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder for the issuance of such Performance Warrant Shares to the individual who is a U.S. person.

Subsequent to the exercise of the Performance Warrants, there were 26,758,330 shares of common stock outstanding.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONEXEU SCIENCES INC.

DATE: June 9, 2026	By:	/s/ Stephen Inouye
Stephen Inouye
CFO, Secretary and Treasurer